                                                                 Exhibit 4.6(ii)

                         [Form of Warrant Certificate]

                                    [Face]




















              ___________________________________________________

                           HOST MARRIOTT CORPORATION

                         COMMON STOCK PURCHASE WARRANT

                   EXERCISABLE ON OR BEFORE OCTOBER 8, 1998

              ___________________________________________________















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

No. _____                                                               Warrants

                              Warrant Certificate

                           HOST MARRIOTT CORPORATION

          This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of ________ Common Stock Purchase Warrants expiring October 8, 1998 (the "Warrants") to purchase Common Stock, par value $1.00 (the "Common Stock"), of Host Marriott Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of (i) $8.00, if exercised on or before 5:00 p.m. New York City time on October 8, 1996 or (ii) $10.00, if exercised after 5:00 p.m. New York City time on October 8, 1996 but on or before 5:00 p.m. New York City time on October 8, 1998, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York City time on October 8, 1998. To the extent not exercised on or before 5:00 p.m., New York City time on October 8, 1998, such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Delaware.

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

          IN WITNESS WHEREOF, Host Marriott Corporation has caused this Warrant Certificate to be duly executed by the manual or facsimile signature of the Chairman of its Board of Directors and by its Secretary and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                           HOST MARRIOTT CORPORATION

                                           By:
                                              ________________________
                                                Chairman of the Board
                                                of Directors


                                           By:
                                              ________________________
                                                    Secretary


Countersigned:

FIRST CHICAGO TRUST COMPANY
OF NEW YORK
as Warrant Agent                                          [SEAL]


By _____________________________
   Authorized Signature

                         [Form of Warrant Certificate]

                                   [Reverse]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring October 8, 1998 entitling the holder on exercise to receive shares of Common Stock, par value $1.00, of the Company (the "Common Stock"), and are issued pursuant to a Warrant Agreement dated as of _____________, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company to First Chicago Trust Company of New York, a New York banking corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or before 5:00 p.m., New York City time on October 8, 1998; provided, however, that no Warrants may be exercised during any Suspension Period, as defined in the Warrant Agreement.
The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof (or, subject to reimbursement for certain transfer costs, such holder's assignee) a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement (including payment of any other costs and expenses of exchange) for another Warrant Certificate

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

or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement (including payment of any tax or other costs and expenses in connection therewith, and the Company's right to suspend transfers of Warrant Certificates during the pendency of any Suspension Period).

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Host Marriott Corporation in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.  If the name(s) set forth in either of the two immediately preceding sentence is different than the name appearing on the Warrant Certificate surrendered herewith, I have also enclosed payment in the amount of any taxes, costs and other expenses payable upon the issuance of such certificate(s). Any cash payments to be paid in lieu of a fractional share of Common Stock should be made to ______________ whose address is ____________________________________________ and the check representing payment thereof should be delivered to __________ whose address is
____________________________________.


Dated:  _______, 199_

                                  Name of holder of
                                  Warrant Certificate:
                                                        _______________
                                                           (please print)

                                  Tax Identification or
                                  Social Security Number:  ________________
                                  Address: ________________________________
                                  _________________________________________



Signature Guaranteed:             Signature:  ____________________________

_____________________                           Note:  the above signature must
(Signature must be guaranteed                   correspond with the name as
by a member firm of the New York                written upon the face of this
Stock Exchange or a commercial                  Warrant Certificate in every
bank or trust company)                          particular, without alteration
                                                or enlargement or any change
                                                whatsoever.

                                Form of Transfer

          For value received _________________ hereby sells, assigns and transfers unto
_______________________________________ (________________)
Warrants to purchase Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint any authorized officer of the Warrant Agent as its attorney to transfer such Warrants on the books of the within-named Company with full power of substitution. I have enclosed payment in the amount of any taxes, costs and other expenses payable upon the transfer of such Warrants.


Dated:  _______, 199_

                            Signature:  ________________________________________

                                           Note:  the above signature must
                                           correspond with the name as written
                                           upon the face of this Warrant
                                           Certificate in every particular,
                                           without alteration or enlargement or
                                           any change whatsoever.


______________________
Social Security Number
or Tax Identification
Number of Transferee



Signature Guaranteed:



_________________________________
(Signature must be guaranteed
by a member firm of the New York
Stock Exchange or a commercial
bank or trust company)









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